Exhibit 99.1
CONTACT:
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com

DEALERTRACK HOLDINGS REPORTS FOURTH QUARTER AND
2009 FINANCIAL RESULTS

Lake Success, NY, February 23, 2010 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the fourth quarter and year ended December 31, 2009.

GAAP Results for the Fourth Quarter 2009
▪	Revenue for the quarter was $53.2 million, as compared to $54.7 million for the fourth quarter of 2008.
▪	GAAP net loss for the quarter was $(0.7) million, as compared to GAAP net loss of $(1.1) million for the fourth quarter of 2008.
▪	GAAP net loss per share for the quarter was $(0.02), as compared to GAAP net loss of $(0.03) per share for the fourth quarter of 2008.

Non-GAAP Results for the Fourth Quarter 2009
▪	Adjusted EBITDA for the quarter was $8.2 million, as compared to $7.8 million for the fourth quarter of 2008.
▪	Adjusted net income for the quarter was $4.8 million, as compared to $6.3 million for the fourth quarter of 2008.
▪	Diluted adjusted net income per share for the quarter was $0.12, as compared to $0.15 per share for the fourth quarter of 2008.

GAAP Results for the Year Ended December 31, 2009
▪	Revenue for the year was $225.6 million, as compared to $242.7 million for 2008.
▪	GAAP net loss for the year was $(4.3) million, as compared to GAAP net income of $1.7 million for 2008.
▪	GAAP net loss per share for the year was $(0.11), as compared to GAAP diluted net income of $0.04 per share for 2008.

Non-GAAP Results for the Year Ended December 31, 2009
▪	Adjusted EBITDA for the year was $34.4 million, as compared to $47.9 million for 2008.
▪	Adjusted net income for the year was $20.0 million, as compared to $34.7 million for 2008.
▪	Diluted adjusted net income per share for the year was $0.49, as compared to $0.82 per share for 2008.

Guidance for 2010 Annual Performance
DealerTrack reiterates its revenue and GAAP and non-GAAP earnings guidance for the full year 2010 as follows:

Expected GAAP Results
▪	Revenue for the year is expected to be between $240.0 million and $246.0 million, net of approximately $1.5 to $2.0 million of contra-revenue related to the GMAC agreement
▪	GAAP net income for the year is expected to be between $2.0 million and $4.0 million
▪	GAAP net income per share for the year is expected to be between $0.05 and $0.09

Expected Non-GAAP Results
▪	Adjusted EBITDA for the year is expected to be between $41.0 million and $45.0 million
▪	Adjusted net income for the year is expected to be between $21.5 million and $24.0 million
▪	Diluted adjusted net income per share for the year is expected to be between $0.51 and $0.57

GAAP net income and adjusted net income per share guidance for the year are based on an assumed 42.3 million diluted weighted average shares outstanding.

The guidance assumes that for 2010 new car sales will be 11.5 million units and used car sales will be 13.5 million units.  The guidance also includes the expected ongoing impact of the Chrysler and General Motors bankruptcies and related franchise terminations, including the Saturn wind down.  Also included in our guidance is the strategic agreement that we recently announced with GMAC.

Mark O’Neil, chairman and chief executive officer of DealerTrack, commented, “While revenues were below our expectations for the quarter, primarily due to the strength of captive lenders not on our network, we are pleased with our ability to contain costs to achieve solid results.”  O’Neil continued, “Looking ahead, we believe that we are extremely well-positioned to benefit from a pick up in auto sales, as well as continued growth in our subscription business.  We are also very excited about our recently announced strategic agreement with GMAC which we believe will have substantial long-term benefits.”

Conference Call

DealerTrack will host a conference call to discuss its fourth quarter and full year 2009 results and other matters on February 23, 2010 at 5:00 p.m. Eastern Time.  The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=76549. In addition, a live audio of the call will be accessible to the public by calling 877-874-1565 (domestic) or 719-325-4926 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until March 9, 2010.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA, adjusted net income and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net (loss) income excluding interest, taxes, depreciation and amortization expenses, GMAC contra-revenue and may exclude certain items such as:  impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, or realized gains or (losses) on securities.  Adjusted net income is a non-GAAP financial measure that represents GAAP net (loss) income excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, GMAC contra-revenue and may also exclude certain items, such as: impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, or realized gains or (losses) on securities.  These adjustments, which are shown before taxes, are adjusted for their tax impact.  Cash net income is a non-GAAP financial measure that represents GAAP net (loss) income excluding stock-based compensation expense (net of taxes), the amortization of acquired identifiable intangibles (net of taxes), GMAC contra-revenue (net of taxes) and may exclude other items such as:  net non-cash realized gain or (loss) on securities (net of taxes, if applicable).

Adjusted EBITDA, adjusted net income and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities as the purchase accounting treatment of acquisitions can have a negative impact on our net income because the depreciation and amortization expenses associated with acquired assets, as well as particular intangibles (which tend to have a relatively short useful life), can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA, adjusted net income and cash net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA, adjusted net income and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA, adjusted net income and cash net income is GAAP net income and has provided a reconciliation of adjusted EBITDA to GAAP net income, adjusted net income to GAAP net income and cash net income to GAAP net income, in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value software solutions enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, agents and aftermarket providers. We believe our solution set for dealers is the industry's most comprehensive. DealerTrack operates the industry's largest online credit application network, connecting approximately 17,000 dealers with over 800 lenders. Our dealer management system (DMS) provides dealers with easy-to-use tools with real-time data access that will streamline any automotive business. With our inventory management solution (DealerTrack AAX), dealers get better data along with the tools to make smarter, more profitable inventory decisions. Our sales and finance and insurance (F&I) solution enables dealers to streamline the entire sales process, quickly structuring all types of deals from a single integrated platform. DealerTrack's compliance solution helps dealers meet legal and regulatory requirements and protect their hard-earned assets. DealerTrack's family of companies also includes data, accessories and consulting services providers, Automotive Lease Guide (ALG) and Chrome Systems (Chrome).

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s expected 2010 performance, the long-term outlook for its business, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships by General Motors and Chrysler in the United States; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the timing of the rollout of GMAC Financial Services on the DealerTrack network, the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1)        Actual Results: Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2009	2008

Net revenue	$53,247	$54,692
Cost of revenue	27,237	29,300
Product development	2,957	2,557
Selling, general and administrative	25,638	25,869
Total operating expenses	55,832	57,726
Loss from operations	(2,585)	(3,034)
Interest and other income, net	867	899
Impairment of auction rate securities	-	(292)
Loss before benefit for income taxes	(1,718)	(2,427)
Benefit for income taxes	1,037	1,362
Net loss	$(681)	$(1,065)

Basic net loss per share applicable to common stockholders	$(0.02)	$(0.03)
Diluted net loss per share applicable to common stockholders	$(0.02)	$(0.03)
Weighted average shares outstanding (basic)	39,787,985	38,963,048
Weighted average shares outstanding (diluted)	39,787,985	38,963,048

Adjusted EBITDA (non-GAAP) (a)	$8,177	$7,811
Adjusted EBITDA margin (non-GAAP) (b)	15%	14%
Adjusted net income (non-GAAP) (a)	$4,820	$6,305
Diluted adjusted net income per share applicable to common stockholders (non-GAAP) (c) (d)	$0.12	$0.15
Cash net income (non-GAAP) (a)	$3,696	$6,245
Diluted cash net income per share applicable to common stockholders non-GAAP) (c) (d)	$0.09	$0.15

Stock-based compensation expense recorded as follows:
Cost of revenue	$525	$669
Product development	$153	$172
Selling, general and administrative	$2,322	$2,722

(a)	See Reconciliation Data in Attachment 4.
(b)	Represents adjusted EBITDA as a percentage of net revenue.
(c)
For the three months ended December 31, 2009, the computation of diluted adjusted net income per share of $0.12 and diluted cash net income per share of $0.09 under ASC Topic 260-10-45 assumes adjusted net income applicable to common stockholders of approximately $4,748,000 and cash net income applicable to common stockholders of approximately $3,641,000 divided by weighted average shares assuming dilution of 40,898,826.

(d)
For the three months ended December 31, 2008, the computation of diluted adjusted net income per share of approximately $0.15 and diluted cash net income per share of $0.15 under ASC Topic 260-10-45 assumes adjusted net income applicable to common stockholders of approximately $6,168,000 and cash net income applicable to common stockholders of approximately $6,110,000 divided by weighted average shares assuming dilution of 39,833,184.

Attachment (1)	Actual Results: Twelve-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31,
	2009	2008

Net revenue	$225,626	$242,706
Cost of revenue	113,875	113,731
Product development	13,994	11,658
Selling, general and administrative	108,707	110,265
Total operating expenses	236,576	235,654
(Loss) income from operations	(10,950)	7,052
Interest and other income, net	1,704	4,601
Realized gain (loss) on securities	1,393	(5,956)
(Loss) income before benefit (provision) for income taxes	(7,853)	5,697
Benefit (provision) for income taxes	3,519	(3,961)
Net (loss) income	$(4,334)	$1,736

Basic net (loss) income per share applicable to common stockholders (a)	$(0.11)	$0.04
Diluted net (loss) income per share applicable to common stockholders (a)	$(0.11)	$0.04
Weighted average shares outstanding (basic) (b)	39,524,544	40,461,896
Weighted average shares outstanding (diluted) (b)	39,524,544	41,538,379

Adjusted EBITDA (non-GAAP) (c)	$34,438	$47,912
Adjusted EBITDA margin (non-GAAP) (d)	15%	20%
Adjusted net income (non-GAAP) (c)	$19,967	$34,714
Diluted adjusted income per share applicable to common stockholders (non-GAAP) (e) (f)	$0.49	$0.82
Cash net income (non-GAAP) (c)	$17,976	$34,336
Diluted cash net income per share applicable to common stockholders (non-GAAP) (e) (f)	$0.44	$0.81

Stock-based compensation expense recorded as follows:
Cost of revenue	$2,354	$2,497
Product development	$755	$712
Selling, general and administrative	$13,880	$10,782

(a)
Basic net income per share applicable to common stockholders for the twelve months ended December 31, 2008 was calculated in accordance with ASC Topic 260-10-45, and assumes approximately $1,700,000 of net income applicable to common stockholders.  The computation of diluted net income per share applicable to common stockholders of $0.04 under ASC Topic 260-10-45 assumes net income applicable to common stockholders of approximately $1,701,000 divided by weighted average shares assuming dilution of 41,538,379.

(b)
Weighted average shares outstanding and weighted average shares outstanding assuming dilution for the twelve months ended December 31, 2008 exclude 862,000, respectively, outstanding shares of restricted common stock as they are considered “participating securities” under ASC Topic 260-10-45.

(c)	See Reconciliation Data in Attachment 4.
(d)	Represents adjusted EBITDA as a percentage of net revenue.
(e)
For the twelve months ended December 31, 2009, the computation of diluted adjusted net income per share of $0.49 and diluted cash net income per share of $0.44 under ASC Topic 260-10-45 assumes adjusted net income of approximately $19,679,000 and cash net income applicable to common stockholders of approximately $17,717,000 divided by weighted average shares assuming dilution of 40,509,324.

(f)
For the twelve months ended December 31, 2008, the computation of diluted adjusted net income per share of $0.82 and diluted cash net income per share of $0.81 under ASC Topic 260-10-45 assumes adjusted net income of $34,008,000 and cash net income applicable to common stockholders of approximately $33,638,000 divided by weighted average shares assuming dilution of 41,538,379.

Attachment (2)	Condensed Consolidated Balance Sheets

DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$197,509	$155,456
Short-term investments	1,484	43,350
Accounts receivable, net	17,478	18,462
Prepaid expenses and other current assets	9,620	11,961
Total current assets	226,091	229,229
Property and equipment, net	13,514	13,448
Software and web site development costs, net	21,158	12,705
Intangible assets, net	41,604	44,405
Goodwill	134,747	114,886
Deferred taxes and other long-term assets	35,213	22,542
Total assets	$472,327	$437,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$26,960	$23,723
Deferred revenue	4,992	5,609
Due to acquirees and other current liabilities	2,245	2,100
Total current liabilities	34,197	31,432
Long-term liabilities	17,244	9,563
Total liabilities	51,441	40,995
Total stockholders’ equity	420,886	396,220
Total liabilities and stockholders’ equity	$472,327	$437,215

Attachment (3)	Consolidated Statements of Cash Flows

DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2009	2008
Operating activities:
Net (loss) income	$(4,334)	$1,736
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	35,059	40,076
Deferred tax benefit	(7,262)	(2,051)
Stock-based compensation expense	16,989	13,991
Provision for doubtful accounts and sales credits	7,698	9,639
Gain on sale of property and equipment	(184)	—
Reversal of pre-acquisition accrued contingency	(609)	—
Amortization of bond premium	56	132
Amortization of deferred interest	152	178
Deferred compensation	300	264
Amortization of bank financing costs	—	30
Stock-based compensation windfall tax benefit	(673)	(418)
Realized (gain) loss on securities	(1,393)	5,956
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	(6,342)	(1,634)
Prepaid expenses and other current assets	3,725	(2,928)
Accounts payable and accrued expenses	3,025	(6,678)
Deferred revenue and other current liabilities	14	1,650
Other long-term liabilities	(642)	1,501
Deferred rent	145	473
Other long-term assets	(257)	(423)
Net cash provided by operating activities	$45,467	$61,494

Investing activities:
Capital expenditures	$(5,360)	$(6,502)
Restricted cash	142	149
Purchase of investments	—	(549,159)
Sale of investments	44,569	664,932
Capitalized software and web site development costs	(13,021)	(8,560)
Proceeds from sale of property and equipment	109	3
Payment for acquisition of business and intangible assets, net of acquired cash	(34,722)	(5,989)
Net cash (used in) provided by investing activities	$(8,283)	$94,874

Attachment (3)	Consolidated Statements of Cash Flows (continued)

DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

Financing activities:
Principal payments on capital lease obligations	(414)	(742)
Proceeds from the exercise of employee stock options	2,202	951
Proceeds from employee stock purchase plan	875	1,691
Purchase of treasury stock	(379)	(49,922)
Principal payments on notes payable	(848)	(212)
Stock-based compensation windfall tax benefit	673	418
Net cash provided by (used in) financing activities	$2,109	$(47,816)

Net increase in cash and cash equivalents	$39,293	$108,552
Effect of exchange rate changes on cash and cash equivalents	2,760	(3,660)
Cash and cash equivalents, beginning of year	155,456	50,564
Cash and cash equivalents, end of year	$197,509	$155,456

	Twelve Ended December 31,
	2009	2008
Supplemental disclosure:
Cash paid for:
Income taxes	$4,961	$6,995
Interest	$60	$128

Attachment (4)	Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,
	2009	2008

GAAP net loss	$(681)	$(1,065)
Interest income	(144)	(907)
Interest expense	68	71
Benefit for income taxes	(1,037)	(1,362)
Depreciation and amortization	3,824	3,510
Amortization of acquired identifiable intangibles (a)	4,948	7,179
EBITDA (non-GAAP)	6,978	7,426
Acquisition related professional fees	1,808	93
Realized loss on securities	-	292
Reversal of pre-acquisition accrued contingency	(609)	-
Adjusted EBITDA (non-GAAP)	$8,177	$7,811

(a)	The three months ended December 31, 2008 include a $1.9 million impairment charge relating to the digital services business.

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,
	2009	2008

GAAP net loss	$(681)	$(1,065)
Adjustments:
Stock-based compensation	3,000	3,563
Amortization of acquired identifiable intangibles	4,948	7,179
Acquisition related professional fees	1,808	93
Realized loss on securities (non-taxable)	-	292
Reversal of pre-acquisition accrued contingency (non-taxable)	(609)	-
Tax impact of adjustments (a)	(3,646)	(3,757)
Adjusted net income (non-GAAP)	$4,820	$6,305

(a)
For the three months ended December 31, 2009, based on a U.S. effective tax rate of 37.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 37.0%.  For the three months ended December 31, 2008, based on a U.S. effective tax rate of 34.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 34.6%.

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Loss to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,
	2009	2008

GAAP net loss	$(681)	$(1,065)
Adjustments:
Stock-based compensation	3,000	3,563
Amortization of acquired identifiable intangibles (a)	4,948	7,179
Realized loss on securities (non-taxable)	-	292
Reversal of pre-acquisition accrued contingency (non-taxable)	(609)	-
Tax impact of adjustments (b)	(2,962)	(3,724)
Cash net income (non-GAAP) (c)	$3,696	$6,245

(a)	The three months ended December 31, 2008, include a $1.9 million impairment charge relating to the digital services business ($1.2 million net of taxes).
(b)
For the three months ended December 31, 2009, based on a U.S. effective tax rate of 37.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 37.0%.  For the three months ended December 31, 2008, based on a U.S. effective tax rate of 34.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 34.6%.

(c)	The three months ended December 31, 2009 include $1.8 million of acquisition related professional fees ($1.1 million net of taxes) which are excluded from adjusted net income

Attachment (4)                                              Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2009	2008

GAAP net (loss) income	$(4,334)	$1,736
Interest income	(1,081)	(4,720)
Interest expense	221	324
(Benefit) provision for income taxes	(3,519)	3,961
Depreciation and amortization	14,719	13,295
Amortization of acquired identifiable intangibles (a)	20,341	26,781
EBITDA (non-GAAP)	26,347	41,377
Restructuring costs (b)	6,686	-
Acquisition related professional fees	2,407	579
Realized (gain) loss on securities	(1,393)	5,956
Reversal of pre-acquisition accrued contingency	(609)	-
Acquisition related earn-out compensation expense (c)	1,000	-
Adjusted EBITDA (non-GAAP)	$34,438	$47,912

(a)	The twelve months ended December 31, 2008 include a $1.9 million impairment charge relating to the digital services business.
(b)	Includes costs related to a reduction in workforce, a plant relocation related to DealerTrack’s Digital Services business and a gain related to DealerTrack’s exit from the SCS business.
(c)	Contingent earn-out compensation expense associated with the 2007 acquisition of AutostyleMart.

Attachment (4)                                              Reconciliation Data - (continued)

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2009	2008

GAAP net (loss) income	$(4,334)	$1,736
Adjustments:
Amended state tax returns – benefits (non-taxable)	(1,070)	-
Stock-based compensation (excluding restructuring costs)	13,104	13,991
Amortization of acquired identifiable intangibles (a)	20,341	26,781
Restructuring costs (including stock-based compensation) (b)	6,686	-
Acquisition related professional fees	2,407	579
Realized (gain) loss on securities (non-taxable)	(1,393)	5,956
Reversal of pre-acquisition accrued contingency (non-taxable)	(609)	-
Acquisition related earn-out compensation expense (c)	1,000	-
Tax impact of adjustments (d)	(16,165)	(14,329)
Adjusted net income (non-GAAP)	$19,967	$34,714

(a)	The twelve months ended December 31, 2008 include a $1.9 million impairment charge relating to the digital services business.
(b)	The twelve months ended December 31, 2009, includes $3.9 million in non-cash charges related to the restructuring.
(c)	Contingent earn-out compensation expense associated with the 2007 acquisition of AutostyleMart.
(d)
For the twelve months ended December 31, 2009, based on a U.S. effective tax rate of 37.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 37.0%.  For the twelve months ended December 31, 2008, based on a U.S. effective tax rate of 34.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 34.6%.

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2009	2008

GAAP net (loss) income	$(4,334)	$1,736
Adjustments:
Stock-based compensation charges (a)	16,989	13,991
Amortization of acquired identifiable intangibles	20,341	26,781
Realized loss on securities (non-taxable)	-	5,956
Reversal of pre-acquisition accrued contingency (non-taxable)	(609)	-
Realized non-cash gain on conversion of security (non-taxable)	(463)	-
Tax impact of adjustments (b)	(13,948)	(14,128)
Cash net income (non-GAAP) (c) (d)	$17,976	$34,336

(a)	The twelve months ended December 31, 2009, includes $3.9 million in non-cash charges related to the restructuring ($2.4 million, net of taxes).
(b)
For the twelve months ended December 31, 2009, based on a U.S. effective tax rate of 37.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 37.0%.  For the twelve months ended December 31, 2008, based on a U.S. effective tax rate of 34.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 34.6%.

(c)
The twelve months ended December 31, 2009 include the following items which are excluded from adjusted net income:   $1.1 million of amended state tax return benefits (non-taxable), $2.8 million of restructuring costs ($1.7 million, net of taxes), $2.4 million of acquisition related professional fees ($1.5 million, net of taxes), $0.9 million of realized gains on securities (non-taxable), and $1.0 million of acquisition related earn-out compensation expense ($0.8 million, net of taxes) associated with the 2007 acquisition of AutoStyleMart.

(d)
The twelve months ended December 31, 2008, include a $1.9 million impairment charge relating to the digital services business ($1.2 million, net of taxes).  The twelve months ended December 31, 2008, include a $0.6 million of acquisition related professional fees ($0.4 million, net of taxes) which are excluded from adjusted net income.

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Loss to
Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2010 Expected Range

GAAP net income	$2.0	$4.0
Interest income	(0.5)	(0.5)
Interest expense	0.2	0.2
Provision for income taxes	1.3	2.6
Depreciation and amortization	17.0	17.2
Amortization of acquired identifiable intangibles	19.5	19.5
EBITDA (non-GAAP)	39.5	43.0
GMAC contra-revenue	1.5	2.0
Adjusted EBITDA (non-GAAP)	$41.0	$45.0

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Loss to
Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2010 Expected Range

GAAP net income	$2.0	$4.0
Adjustments:
Stock-based compensation charges	11.2	11.4
Amortization of acquired identifiable intangibles	19.5	19.5
GMAC contra-revenue	1.5	2.0
Tax impact of adjustments (a)	(12.7)	(12.9)
Adjusted net income (non-GAAP) (b)	$21.5	$24.0
(a)
Based on a U.S. effective tax rate of between 41.8% and 42.5% applied to all adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 37.4%.

(b)	Forward-looking adjusted net income and cash net income are the same since there are no cash adjustments in our forward-looking estimates.

Attachment (5)                                           Summary of Business Statistics (Unaudited)

DEALERTRACK HOLDINGS, INC.

	Three months ended
	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008

Active U.S. dealers (a)	16,690	17,241	18,047	18,998	19,652
Active U.S. lenders (b)	823	790	755	736	733
Transactions processed (c) (in thousands)	10,114	13,804	13,157	14,327	14,296
Active U.S. lender to dealer relationships (d)	118,209	120,305	123,885	134,475	156,437
Subscribing dealers (e)	13,852	13,959	14,115	14,646	14,342
__________________
(a)
We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the DealerTrack network during the most recently ended calendar month.

(b)	We consider a lender to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.
(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.
(d)	Each lender to dealer relationships represents a pair between an active U.S. lender and an active U.S. dealer.
(e)	Dealers with one or more active subscription on the U.S. and Canadian networks.

	Three months ended
	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008

Transaction revenue (in thousands)	$20,237	$25,483	$24,645	$24,041	$24,924
Subscription revenue (in thousands)	$28,982	$28,978	$29,028	$27,943	$25,630
Other revenue (in thousands)	$4,028	$4,348	$4,197	$3,716	$4,138
Average transaction price	$2.00	$1.85	$1.87	$1.68	$1.74
Average monthly subscription revenue per subscribing dealership (a)	$695	$692	$686	$635	$595
___________________
(a)	Represents subscription revenue divided by subscribing dealers at the end of a given period in the DealerTrack and DealerTrack Canada networks.

TRAK-E ###